Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 25, 2022
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2022 Earnings

WESTERLY, R.I., April 25, 2022 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced first quarter 2022 net income of $16.5 million, or $0.94 per diluted share, compared to net income of $20.2 million, or $1.15 per diluted share, for the fourth quarter of 2021.

“Washington Trust posted solid first quarter results and, while overall earnings were impacted by market volatility and economic uncertainty, our balance sheet, capital position, and credit quality remain strong,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We successfully met the challenges posed by the COVID-19 pandemic and believe our diversified business model positions us well in a rising rate environment.”

Selected financial highlights for the first quarter include:
•Returns on average equity and average assets for the first quarter were 12.04% and 1.14%, respectively, compared to 14.34% and 1.36%, respectively, for the preceding quarter.
•Asset and credit quality metrics remained strong. In the first quarter a modest $100 thousand provision for credit losses (or charge) was recognized, following a $2.8 million release of credit loss reserves in the preceding quarter. Net recoveries in the first quarter were $148 thousand.
•Wealth management revenues reached a quarterly high of $10.5 million. New business activity was strong in the first quarter.
•Total loans excluding Paycheck Protection Program ("PPP") loans amounted to an all-time high $4.3 billion, up by $36 million, or 1%, from the end of the preceding quarter.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to a record $4.7 billion at March 31, 2022, up by $261 million, or 6%, from the end of the preceding quarter.

Washington Trust
April 25, 2022
Net Interest Income
Net interest income was $35.1 million for the first quarter of 2022, down by $2.6 million, or 7%, from the fourth quarter of 2021. The net interest margin was 2.57% for the first quarter, down by 14 basis points from the preceding quarter. Net interest income and the net interest margin were impacted by accelerated net deferred fee amortization associated with PPP loans that were forgiven by the Small Business Administration, as well as commercial loan prepayment fee income. In the first quarter of 2022, accelerated net deferred fee amortization on PPP loans amounted to $819 thousand, or 6 basis points, compared to $1.2 million, or 9 basis points, in the preceding quarter. Commercial loan prepayment fee income amounted to $76 thousand, or 0 basis points, in the first quarter of 2022, compared to $2.2 million, or 16 basis points, in the preceding quarter. Excluding the impact of these items for both periods, the net interest margin was 2.51% in the first quarter of 2022, up by 5 basis points, from 2.46% in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $7 million. The yield on interest-earning assets for the first quarter was 2.83%, down by 14 basis points from the preceding quarter. Excluding the impact of accelerated net deferred fee amortization on PPP loans and commercial loan prepayment fee income for both periods, the yield on interest-earning assets was 2.76%, up by 4 basis points from the preceding quarter, reflecting the impact of higher market interest rates.
•Average interest-bearing liabilities increased by $40 million, due to an increase of $216 million in average in-market deposits, partially offset by a decrease of $176 million in average wholesale funding balances. The cost of interest-bearing liabilities for the first quarter of 2022 was 0.33%, down by 1 basis point from the preceding quarter.

Noninterest Income
Noninterest income totaled $17.2 million for the first quarter of 2022, down by $3.1 million, or 16%, from the fourth quarter of 2021. Linked quarter changes included:
•Wealth management revenues amounted to $10.5 million in the first quarter of 2022, up by $27 thousand, or 0.3%, on a linked quarter basis. This included an increase in transaction-based revenues of $233 thousand, or 268%, from the preceding quarter, reflecting seasonal tax reporting and preparation fees that are generally concentrated in the first half of the calendar year. This increase was partially offset by a decrease in asset-based revenues, which declined by $206 thousand, or 2%, from the preceding quarter.
Wealth management AUA amounted to $7.5 billion at March 31, 2022, down by $291 million, or 4%, from December 31, 2021. The decrease reflected net investment depreciation of $389 million, partially offset by net client asset inflows of $97 million in the first quarter of 2022. The average balance of AUA for the first quarter of 2022 decreased by approximately $83 million, or 1%, from the average balance for the preceding quarter.
•Mortgage banking revenues totaled $3.5 million for the first quarter of 2022, down by $831 thousand, or 19%, from the fourth quarter of 2021, reflecting a lower volume of loans sold to the secondary market and a lower sales yield, partially offset by changes in the fair value of mortgage loan commitments. Realized gains on sales of loans decreased by $2.4 million, or 42%. Mortgage loans sold to the secondary market amounted to $130 million in the first quarter of 2021, down by $67 million, or 34%, from the preceding quarter.
•Loan related derivative income was $301 thousand in the first quarter of 2022, down by $1.7 million from the preceding quarter, reflecting a lower volume of commercial borrower interest rate swap transactions.
•Income from bank-owned life insurance totaled $601 thousand in the first quarter of 2022, down by $543 thousand, or

Washington Trust
April 25, 2022
47%, from the preceding quarter. This decline was due to the recognition of $526 thousand in the fourth quarter of 2021 of non-taxable income associated with the receipt of life insurance proceeds.

Noninterest Expense
Noninterest expense totaled $31.2 million for the first quarter of 2022, down by $4.0 million, or 11%, from the fourth quarter of 2021. Included in noninterest expense for the fourth quarter of 2021 was debt prepayment penalty expense of $2.7 million, resulting from prepaying higher-yielding FHLB advances. There was no debt prepayment penalty expense recognized in the first quarter of 2022. Excluding the impact of debt prepayment penalty expense, noninterest expense was down by $1.3 million, or 4%, from the fourth quarter of 2021. Linked quarter changes included:
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $21.0 million for the first quarter of 2022, down by $522 thousand, or 2%, from the preceding quarter, reflecting volume-related decreases in mortgage originator compensation expense and lower performance-based compensation accruals, which were partially offset by higher payroll taxes associated with the start of a new calendar year.
•Outsourced services expense decreased by $343 thousand, or 10%, largely reflecting a lower volume of commercial borrower loan related derivative transactions.

Income Tax
Income tax expense totaled $4.4 million for the first quarter of 2022, down by $1.0 million from the preceding quarter, largely due to a lower level of pre-tax income. The effective tax rate for both the first quarter of 2022 and the fourth quarter of 2021 was 21.3%. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2022 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $1.0 billion at March 31, 2022, down by $35 million, or 3%, from December 31, 2021, reflecting a temporary decline in fair value of available for sale securities and routine pay-downs on mortgage-backed securities. These decreases were partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Purchases of debt securities in the first quarter 2022 totaled $75 million, with a weighted average yield of 2.41%. Securities represented 17% of total assets at March 31, 2022, compared to 18% of total assets at December 31, 2021.

Loans
Total loans amounted to $4.3 billion at March 31, 2022, up by $11 million, or 0.3%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $37 million, or 2%, from December 31, 2021, which included a net reduction in PPP loans of $25 million. Excluding PPP loans, commercial loans decreased by $12 million, or 1%, from December 31, 2021, reflecting payoffs and pay-downs of approximately $122 million, partially offset by commercial loan originations and advances of approximately $110 million.
As of March 31, 2022, the carrying value of PPP loans was $13 million and included net unamortized loan origination fee balances of $425 thousand.

Washington Trust
April 25, 2022
•Residential real estate loans increased by $51 million, or 3%, from December 31, 2021. In the first quarter of 2022, residential real estate loans originated for portfolio amounted to $164 million.
•The consumer loan portfolio decreased by $3 million, or 1%, from the balance at December 31, 2021.

Deposits and Borrowings
At March 31, 2022, in-market deposits, which exclude wholesale brokered time deposits, amounted to $4.7 billion, up by $261 million, or 6%, from the end of the preceding quarter, concentrated in money market accounts. Wholesale brokered time deposits amounted to $402 million, down by $113 million, or 22%, from December 31, 2021. Total deposits amounted to $5.1 billion at March 31, 2022, up by $148 million, or 3%, from the end of the preceding quarter.

FHLB advances totaled $55 million at March 31, 2022, down by $90 million, or 62%, from December 31, 2021, as lower levels of wholesale funding were needed given the in-market deposits increase.

Asset Quality
Total nonaccrual loans amounted to $12.6 million, or 0.29% of total loans, at March 31, 2022, compared to $14.2 million, or 0.33% of total loans, at December 31, 2021.

Total past due loans amounted to $7.0 million, or 0.16% of total loans, at March 31, 2022, compared to $10.4 million, or 0.24% of total loans, at December 31, 2021.

As of March 31, 2022, there were no active loan payment deferral modifications made in response to the COVID-19 pandemic.

The allowance for credit losses ("ACL") on loans amounted to $39.2 million, or 0.92% of total loans, at March 31, 2022, compared to $39.1 million, or 0.91% of total loans, at December 31, 2021. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.3 million at March 31, 2022, compared to $2.2 million at December 31, 2021.

There was a positive $100 thousand provision for credit losses (or a charge) recognized in the first quarter of 2022, compared to a negative $2.8 million provision for credit losses (or a benefit) recognized in the preceding quarter. In the first quarter of 2022, the provision related to an increase in the ACL on unfunded commitments. There was no provision for credit losses on loans recognized in the first quarter of 2022, reflecting continued low loss rates, strong asset and credit quality metrics, as well as our current estimate of forecasted economic conditions. In the first quarter of 2022, net recoveries of $148 thousand were recognized, compared to net recoveries of $27 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $513.2 million at March 31, 2022, down by $51.6 million, or 9%, from December 31, 2021. The decline reflected a decrease of $59.5 million in the accumulated other comprehensive income component of shareholders' equity, largely due to a temporary decrease in the fair value of available for sale securities, as well as $9.5 million in dividend declarations. These decreases were partially offset by net income of $16.5 million.

Washington Trust
April 25, 2022
Capital levels at March 31, 2022 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 14.15% at March 31, 2022, compared to 14.01% at December 31, 2021.

Book value per share was $29.61 at March 31, 2022, compared to $32.59 at December 31, 2021.

The Board of Directors declared a quarterly dividend of 54 cents per share for the quarter ended March 31, 2022. The dividend was paid on April 8, 2022 to shareholders of record on April 1, 2022.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 25, 2022 at 10:00 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-200-6205 and enter Access Code 058066. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 958451. The audio replay will be available through May 9, 2022. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through June 30, 2022.

Washington Trust
April 25, 2022
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•ongoing disruptions in our business and operations, and changes in consumer behavior due to the ongoing COVID-19 pandemic;
•changes in political, business and economic conditions, including inflation, or legislative or regulatory initiatives;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•volatility in national and international financial markets;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•reductions in the market value or outflows of wealth management assets under administration;
•decreases in the value of securities and other assets;
•changes in loan demand and collectability;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Assets:
Cash and due from banks	$224,807	$175,259	$297,039	$127,743	$166,960
Short-term investments	3,289	3,234	3,349	4,463	3,783
Mortgage loans held for sale, at fair value	15,612	40,196	48,705	31,492	77,450
Available for sale debt securities, at fair value	1,008,184	1,042,859	1,045,833	1,052,577	948,094
Federal Home Loan Bank stock, at cost	8,452	13,031	15,094	22,757	24,772
Loans:
Total loans	4,283,852	4,272,925	4,286,404	4,299,800	4,194,666
Less: allowance for credit losses on loans	39,236	39,088	41,711	41,879	42,137
Net loans	4,244,616	4,233,837	4,244,693	4,257,921	4,152,529
Premises and equipment, net	28,878	28,908	28,488	29,031	28,953
Operating lease right-of-use assets	28,816	26,692	27,518	28,329	28,761
Investment in bank-owned life insurance	93,192	92,592	92,974	92,355	84,749
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,198	5,414	5,631	5,853	6,079
Other assets	123,046	125,196	129,410	135,550	133,350
Total assets	$5,847,999	$5,851,127	$6,002,643	$5,851,980	$5,719,389
Liabilities:
Deposits:
Noninterest-bearing deposits	$911,990	$945,229	$950,974	$901,801	$932,999
Interest-bearing deposits	4,215,960	4,034,822	4,107,168	3,823,858	3,616,143
Total deposits	5,127,950	4,980,051	5,058,142	4,725,659	4,549,142
Federal Home Loan Bank advances	55,000	145,000	222,592	408,592	466,912
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	31,169	29,010	29,810	30,558	30,974
Other liabilities	98,007	109,577	114,100	116,634	116,081
Total liabilities	5,334,807	5,286,319	5,447,325	5,304,124	5,185,790
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	127,355	126,511	126,265	125,442	124,882
Retained earnings	465,295	458,310	447,566	437,927	429,598
Accumulated other comprehensive (loss) income	(79,451)	(19,981)	(18,128)	(15,128)	(20,006)
Treasury stock, at cost	(1,092)	(1,117)	(1,470)	(1,470)	(1,960)
Total shareholders’ equity	513,192	564,808	555,318	547,856	533,599
Total liabilities and shareholders’ equity	$5,847,999	$5,851,127	$6,002,643	$5,851,980	$5,719,389

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Interest income:
Interest and fees on loans	$33,930	$36,882	$35,691	$34,820	$34,159
Interest on mortgage loans held for sale	232	387	298	405	441
Taxable interest on debt securities	4,230	3,929	3,683	3,441	3,242
Dividends on Federal Home Loan Bank stock	67	98	95	110	133
Other interest income	78	60	56	32	33
Total interest and dividend income	38,537	41,356	39,823	38,808	38,008
Interest expense:
Deposits	3,103	2,977	2,789	2,961	3,663
Federal Home Loan Bank advances	244	547	872	1,001	1,380
Junior subordinated debentures	99	92	92	92	94
Total interest expense	3,446	3,616	3,753	4,054	5,137
Net interest income	35,091	37,740	36,070	34,754	32,871
Provision for credit losses	100	(2,822)	—	—	(2,000)
Net interest income after provision for credit losses	34,991	40,562	36,070	34,754	34,871
Noninterest income:
Wealth management revenues	10,531	10,504	10,455	10,428	9,895
Mortgage banking revenues	3,501	4,332	6,373	5,994	11,927
Card interchange fees	1,164	1,282	1,265	1,316	1,133
Service charges on deposit accounts	668	766	673	635	609
Loan related derivative income	301	1,972	728	1,175	467
Income from bank-owned life insurance	601	1,144	618	607	556
Other income	393	307	408	438	1,387
Total noninterest income	17,159	20,307	20,520	20,593	25,974
Noninterest expense:
Salaries and employee benefits	21,002	21,524	22,162	22,082	21,527
Outsourced services	3,242	3,585	3,294	3,217	3,200
Net occupancy	2,300	2,145	2,134	2,042	2,128
Equipment	918	959	977	975	994
Legal, audit and professional fees	770	817	767	678	597
FDIC deposit insurance costs	366	391	482	374	345
Advertising and promotion	351	502	559	560	222
Amortization of intangibles	217	216	223	225	226
Debt prepayment penalties	—	2,700	—	895	3,335
Other expenses	2,053	2,380	1,922	1,964	2,139
Total noninterest expense	31,219	35,219	32,520	33,012	34,713
Income before income taxes	20,931	25,650	24,070	22,335	26,132
Income tax expense	4,448	5,462	5,319	4,875	5,661
Net income	$16,483	$20,188	$18,751	$17,460	$20,471

Net income available to common shareholders	$16,429	$20,128	$18,697	$17,408	$20,415

Weighted average common shares outstanding:
Basic	17,331	17,328	17,320	17,314	17,275
Diluted	17,482	17,469	17,444	17,436	17,431
Earnings per common share:
Basic	$0.95	$1.16	$1.08	$1.01	$1.18
Diluted	$0.94	$1.15	$1.07	$1.00	$1.17

Cash dividends declared per share	$0.54	$0.54	$0.52	$0.52	$0.52

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Share and Equity Related Data:
Book value per share	$29.61	$32.59	$32.06	$31.63	$30.83
Tangible book value per share - Non-GAAP (1)	$25.62	$28.59	$28.05	$27.60	$26.79
Market value per share	$52.50	$56.37	$52.98	$51.35	$51.63
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,332	17,331	17,320	17,320	17,306

Capital Ratios (2):
Tier 1 risk-based capital	13.32%	13.24%	13.01%	12.82%	12.99%
Total risk-based capital	14.15%	14.01%	13.83%	13.65%	13.85%
Tier 1 leverage ratio	9.46%	9.36%	9.12%	9.07%	9.11%
Common equity tier 1	12.79%	12.71%	12.47%	12.28%	12.43%

Balance Sheet Ratios:
Equity to assets	8.78%	9.65%	9.25%	9.36%	9.33%
Tangible equity to tangible assets - Non-GAAP (1)	7.68%	8.57%	8.19%	8.27%	8.21%
Loans to deposits (3)	83.1%	85.8%	84.9%	90.8%	93.0%

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Performance Ratios (4):
Net interest margin (5)	2.57%	2.71%	2.58%	2.55%	2.51%
Return on average assets (net income divided by average assets)	1.14%	1.36%	1.26%	1.20%	1.45%
Return on average tangible assets - Non-GAAP (1)	1.15%	1.38%	1.27%	1.22%	1.47%
Return on average equity (net income available for common shareholders divided by average equity)	12.04%	14.34%	13.37%	12.92%	15.55%
Return on average tangible equity - Non-GAAP (1)	13.77%	16.39%	15.29%	14.84%	17.91%
Efficiency ratio (6)	59.7%	60.7%	57.5%	59.6%	59.0%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for March 31, 2022 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$10,211	$10,417	$10,224	$9,991	$9,583
Transaction-based revenues	320	87	231	437	312
Total wealth management revenues	$10,531	$10,504	$10,455	$10,428	$9,895

Assets Under Administration (AUA):
Balance at beginning of period	$7,784,211	$7,443,396	$7,441,519	$7,049,226	$6,866,737
Net investment (depreciation) appreciation & income	(388,733)	358,796	(4,830)	368,383	208,953
Net client asset inflows (outflows)	97,415	(17,981)	6,707	23,910	(26,464)
Balance at end of period	$7,492,893	$7,784,211	$7,443,396	$7,441,519	$7,049,226

Percentage of AUA that are managed assets	92%	92%	91%	92%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$3,327	$5,695	$5,750	$8,562	$13,745
Changes in fair value, net (2)	(242)	(1,594)	467	(2,543)	(1,888)
Loan servicing fee income, net (3)	416	231	156	(25)	70
Total mortgage banking revenues	$3,501	$4,332	$6,373	$5,994	$11,927

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$164,401	$174,438	$205,293	$244,821	$131,791
Originations for sale to secondary market (5)	106,619	188,735	190,702	244,562	309,325
Total mortgage loan originations	$271,020	$363,173	$395,995	$489,383	$441,116

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$14,627	$21,180	$108,445	$235,280	$226,645
Sold with servicing rights released (5)	115,501	175,818	65,416	55,278	65,374
Total mortgage loans sold	$130,128	$196,998	$173,861	$290,558	$292,019

(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Loans:
Commercial real estate (1)	$1,628,620	$1,639,062	$1,661,785	$1,669,624	$1,618,540
Commercial & industrial	614,892	641,555	682,774	764,509	840,585
Total commercial	2,243,512	2,280,617	2,344,559	2,434,133	2,459,125

Residential real estate (2)	1,777,974	1,726,975	1,672,364	1,590,389	1,457,490

Home equity	246,097	247,697	249,874	254,802	256,799
Other	16,269	17,636	19,607	20,476	21,252
Total consumer	262,366	265,333	269,481	275,278	278,051
Total loans	$4,283,852	$4,272,925	$4,286,404	$4,299,800	$4,194,666
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2022			December 31, 2021
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	125	$443,571	27%	127	$474,229	29%
Retail	117	380,588	23	121	389,487	24
Office	59	219,551	13	57	216,602	13
Hospitality	32	193,213	12	31	184,990	11
Industrial and warehouse	36	143,441	9	35	137,254	8
Healthcare	15	134,713	8	13	128,189	8
Commercial mixed use	20	38,731	2	20	38,978	2
Other	36	74,812	6	36	69,333	5
Commercial real estate loans	440	$1,628,620	100%	440	$1,639,062	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	72	$175,988	29%	101	$174,376	27%
Owner occupied and other real estate	170	67,651	11	185	72,957	11
Manufacturing	52	55,868	9	65	55,341	9
Educational services	22	50,939	8	28	52,211	8
Retail	71	43,436	7	79	47,290	7
Transportation and warehousing	25	34,605	6	31	35,064	5
Finance and insurance	59	35,477	6	59	31,279	5
Entertainment and recreation	28	29,297	5	37	32,087	5
Information	10	23,377	4	14	25,045	4
Accommodation and food services	71	19,589	3	114	28,320	4
Professional, scientific and technical	46	6,781	1	69	8,912	1
Public administration	15	5,340	1	16	5,441	1
Other	202	66,544	10	281	73,232	13
Commercial & industrial loans	843	$614,892	100%	1,079	$641,555	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	March 31, 2022		December 31, 2021
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$618,315	38%	$643,182	39%
Massachusetts	472,902	29	464,018	28
Rhode Island	394,011	24	408,496	25
Subtotal	1,485,228	91	1,515,696	92
All other states	143,392	9	123,366	8
Total commercial real estate loans	$1,628,620	100%	$1,639,062	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,250,376	70%	$1,207,789	70%
Rhode Island	371,463	21	365,831	21
Connecticut	133,815	8	132,430	8
Subtotal	1,755,654	99	1,706,050	99
All other states	22,320	1	20,925	1
Total residential real estate loans	$1,777,974	100%	$1,726,975	100%

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Deposits:
Noninterest-bearing demand deposits	$911,990	$945,229	$950,974	$901,801	$932,999
Interest-bearing demand deposits	248,914	251,032	238,317	174,165	171,571
NOW accounts	893,603	867,138	817,937	774,693	745,376
Money market accounts	1,295,339	1,072,864	1,046,324	941,511	950,413
Savings accounts	566,461	555,177	540,306	524,155	511,759
Time deposits (in-market)	809,858	773,383	709,288	677,061	701,524
In-market deposits	4,726,165	4,464,823	4,303,146	3,993,386	4,013,642
Wholesale brokered time deposits	401,785	515,228	754,996	732,273	535,500
Total deposits	$5,127,950	$4,980,051	$5,058,142	$4,725,659	$4,549,142

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Asset Quality Ratios:
Nonperforming assets to total assets	0.22%	0.24%	0.18%	0.18%	0.23%
Nonaccrual loans to total loans	0.29%	0.33%	0.26%	0.24%	0.31%
Total past due loans to total loans	0.16%	0.24%	0.22%	0.20%	0.26%
Allowance for credit losses on loans to nonaccrual loans	311.67%	275.21%	380.02%	399.57%	324.56%
Allowance for credit losses on loans to total loans	0.92%	0.91%	0.97%	0.97%	1.00%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	—	—	—	539	—
Total commercial	—	—	—	539	—
Residential real estate	11,916	13,576	10,321	8,926	11,748
Home equity	673	627	655	1,016	1,147
Other consumer	—	—	—	—	88
Total consumer	673	627	655	1,016	1,235
Total nonaccrual loans	12,589	14,203	10,976	10,481	12,983
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$12,589	$14,203	$10,976	$10,481	$12,983

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	108	3	2	540	1
Total commercial	108	3	2	540	1
Residential real estate	6,467	9,622	8,698	6,656	9,661
Home equity	431	765	824	1,231	1,131
Other consumer	30	21	24	28	119
Total consumer	461	786	848	1,259	1,250
Total past due loans	$7,036	$10,411	$9,548	$8,455	$10,912

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,707	$9,359	$6,930	$5,773	$8,356

Troubled Debt Restructurings ("TDR"):
Accruing TDRs	$16,303	$16,328	$7,979	$8,541	$12,358
Nonaccrual TDRs	2,789	2,819	1,732	2,278	1,935
Total TDRs	$19,092	$19,147	$9,711	$10,819	$14,293

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Nonaccrual Loan Activity:
Balance at beginning of period	$14,203	$10,976	$10,481	$12,983	$13,197
Additions to nonaccrual status	427	3,959	2,583	537	734
Loans returned to accruing status	(63)	(339)	—	(874)	(3)
Loans charged-off	(36)	(31)	(249)	(317)	(64)
Payments, payoffs and other changes	(1,942)	(362)	(1,839)	(1,848)	(881)
Balance at end of period	$12,589	$14,203	$10,976	$10,481	$12,983

Allowance for Credit Losses on Loans:
Balance at beginning of period	$39,088	$41,711	$41,879	$42,137	$44,106
Provision for credit losses on loans (1)	—	(2,650)	—	—	(1,951)
Charge-offs	(36)	(33)	(249)	(317)	(64)
Recoveries	184	60	81	59	46
Balance at end of period	$39,236	$39,088	$41,711	$41,879	$42,137

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,161	$2,333	$2,333	$2,333	$2,382
Provision for credit losses on unfunded commitments (1)	100	(172)	—	—	(49)
Balance at end of period (2)	$2,261	$2,161	$2,333	$2,333	$2,333
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net Loan Charge-Offs (Recoveries):
Commercial real estate	($145)	$—	$—	$—	$—
Commercial & industrial	(1)	(35)	(2)	302	1
Total commercial	(146)	(35)	(2)	302	1
Residential real estate	(21)	(4)	52	(47)	17
Home equity	(2)	(12)	110	(4)	(2)
Other consumer	21	24	8	7	2
Total consumer	19	12	118	3	—
Total	($148)	($27)	$168	$258	$18

Net charge-offs (recoveries) to average loans - annualized	(0.01%)	—%	0.02%	0.02%	—%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2022			December 31, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$183,684	$78	0.17%	$190,291	$60	0.13%	($6,607)	$18	0.04%
Mortgage loans held for sale	28,471	232	3.30	50,425	387	3.04	(21,954)	(155)	0.26
Taxable debt securities	1,071,745	4,230	1.60	1,060,045	3,929	1.47	11,700	301	0.13
FHLB stock	12,294	67	2.21	12,986	98	2.99	(692)	(31)	(0.78)
Commercial real estate	1,631,819	11,891	2.96	1,657,669	14,281	3.42	(25,850)	(2,390)	(0.46)
Commercial & industrial	634,869	6,226	3.98	630,805	6,960	4.38	4,064	(734)	(0.40)
Total commercial	2,266,688	18,117	3.24	2,288,474	21,241	3.68	(21,786)	(3,124)	(0.44)
Residential real estate	1,740,087	13,987	3.26	1,689,949	13,636	3.20	50,138	351	0.06
Home equity	246,766	1,875	3.08	249,336	1,992	3.17	(2,570)	(117)	(0.09)
Other	16,933	195	4.67	18,171	224	4.89	(1,238)	(29)	(0.22)
Total consumer	263,699	2,070	3.18	267,507	2,216	3.29	(3,808)	(146)	(0.11)
Total loans	4,270,474	34,174	3.25	4,245,930	37,093	3.47	24,544	(2,919)	(0.22)
Total interest-earning assets	5,566,668	38,781	2.83	5,559,677	41,567	2.97	6,991	(2,786)	(0.14)
Noninterest-earning assets	298,000			324,904			(26,904)
Total assets	$5,864,668			$5,884,581			($19,913)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$248,395	$70	0.11%	$238,390	$63	0.10%	$10,005	$7	0.01%
NOW accounts	847,848	130	0.06	819,590	142	0.07	28,258	(12)	(0.01)
Money market accounts	1,174,833	615	0.21	1,059,846	561	0.21	114,987	54	—
Savings accounts	561,339	71	0.05	544,981	70	0.05	16,358	1	—
Time deposits (in-market)	793,169	2,017	1.03	746,887	1,927	1.02	46,282	90	0.01
Total interest-bearing in-market deposits	3,625,584	2,903	0.32	3,409,694	2,763	0.32	215,890	140	—
Wholesale brokered time deposits	455,785	200	0.18	611,467	214	0.14	(155,682)	(14)	0.04
Total interest-bearing deposits	4,081,369	3,103	0.31	4,021,161	2,977	0.29	60,208	126	0.02
FHLB advances	150,922	244	0.66	171,079	547	1.27	(20,157)	(303)	(0.61)
Junior subordinated debentures	22,681	99	1.77	22,681	92	1.61	—	7	0.16
Total interest-bearing liabilities	4,254,972	3,446	0.33	4,214,921	3,616	0.34	40,051	(170)	(0.01)
Noninterest-bearing demand deposits	940,220			981,706			(41,486)
Other liabilities	116,291			131,189			(14,898)
Shareholders' equity	553,185			556,765			(3,580)
Total liabilities and shareholders' equity	$5,864,668			$5,884,581			($19,913)
Net interest income (FTE)		$35,335			$37,951			($2,616)
Interest rate spread			2.50%			2.63%			(0.13%)
Net interest margin			2.57%			2.71%			(0.14%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2022	Dec 31, 2021	Change
Commercial loans	$244	$211	$33
Total	$244	$211	$33

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Tangible Book Value per Share:
Total shareholders' equity, as reported	$513,192	$564,808	$555,318	$547,856	$533,599
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,198	5,414	5,631	5,853	6,079
Total tangible shareholders' equity	$444,085	$495,485	$485,778	$478,094	$463,611

Shares outstanding, as reported	17,332	17,331	17,320	17,320	17,306

Book value per share - GAAP	$29.61	$32.59	$32.06	$31.63	$30.83
Tangible book value per share - Non-GAAP	$25.62	$28.59	$28.05	$27.60	$26.79

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$444,085	$495,485	$485,778	$478,094	$463,611

Total assets, as reported	$5,847,999	$5,851,127	$6,002,643	$5,851,980	$5,719,389
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,198	5,414	5,631	5,853	6,079
Total tangible assets	$5,778,892	$5,781,804	$5,933,103	$5,782,218	$5,649,401

Equity to assets - GAAP	8.78%	9.65%	9.25%	9.36%	9.33%
Tangible equity to tangible assets - Non-GAAP	7.68%	8.57%	8.19%	8.27%	8.21%

	For the Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Return on Average Tangible Assets:
Net income, as reported	$16,483	$20,188	$18,751	$17,460	$20,471

Total average assets, as reported	$5,864,668	$5,884,581	$5,919,137	$5,833,425	$5,711,931
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,303	5,526	5,739	5,963	6,189
Total average tangible assets	$5,795,456	$5,815,146	$5,849,489	$5,763,553	$5,641,833

Return on average assets - GAAP	1.14%	1.36%	1.26%	1.20%	1.45%
Return on average tangible assets - Non-GAAP	1.15%	1.38%	1.27%	1.22%	1.47%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$16,429	$20,128	$18,697	$17,408	$20,415

Total average equity, as reported	$553,185	$556,765	$554,847	$540,524	$532,271
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,303	5,526	5,739	5,963	6,189
Total average tangible equity	$483,973	$487,330	$485,199	$470,652	$462,173

Return on average equity - GAAP	12.04%	14.34%	13.37%	12.92%	15.55%
Return on average tangible equity - Non-GAAP	13.77%	16.39%	15.29%	14.84%	17.91%